Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated February 5, 2020, relating to the balance sheet of Fortress Value Acquisition Corp. as of January 31, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from January 24, 2020 (inception) through January 31, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

March 6, 2020